Exhibit 99

      US AIRWAYS GROUP REPORTS SECOND QUARTER RESULTS

         $34 Million Profit in Company's Seasonally
                 Strongest Quarter

           Loss Year-To-Date Totals $143 Million

     High Cost Structure, Increased Low-Fare Competition,
        Rising Fuel Prices Remain Biggest Challenges

     ARLINGTON, Va., July 27, 2004 -- US Airways Group, Inc. (NASDAQ: UAIR) today reported net income of $34 million for the second quarter 2004, which is a $21 million improvement over the second quarter of 2003. Net income per diluted share was $0.59 for the second quarter of 2004, compared to net income of $0.25 per diluted share for the second quarter of 2003.

     The $34 million pre-tax income for the second quarter 2004 compares to pre-tax income of $26 million for the same quarter in 2003. However, the second quarter of 2003 included some significant unusual items, primarily a $214 million reimbursement from the Transportation Security Administration under the 2003 Emergency Wartime Supplemental Appropriations Act.

     "While we reported a small profit, we should have done significantly better in the second quarter, which is traditionally our best. Absent an immediate and dramatic reduction in costs, this nominal profit is insufficient, and we will likely be faced with additional second half losses," said Bruce R. Lakefield, US Airways president and chief executive officer. "These results reaffirm what we have told our labor leaders -- that we must change course now. I am pleased that we are at various stages of 'at the negotiating table' with most of our unions, but I remain concerned that some labor leaders believe these are typical negotiations that can drag out and lead to a series of insufficient compromises."

     The company's results for the quarter were favorably impacted by several factors, including fuel hedging, the sale of four aircraft which had previously been leased to a third party, the impact of the "Medicare Prescription Drug, Improvement and Modernization Act of 2003" on expenses related to post-retirement benefit obligations, and a favorable tax audit settlement.

     Operating revenue for the second quarter improved to $1.96 billion from $1.78 billion for the second quarter of 2003, which is a 10.1 percent increase year-over-year. This increase was largely related to a 24.4 percent increase in capacity at the Express carriers.

     System passenger revenue per available seat mile (PRASM) for the second quarter 2004 was 11.34 cents, up 3.8 percent compared to the second quarter of 2003. Domestically, system PRASM grew 4.0 percent. System statistics encompass mainline, MidAtlantic Airways, wholly owned airline subsidiaries of US Airways Group, Inc. as well as capacity purchases from third parties operating regional jets as US Airways Express. For
US Airways mainline operations only, the PRASM of 10.16 cents was up 2.8 percent.

     System available seat miles (ASMs) were up 6.2 percent, while mainline ASMs increased 4.0 percent during the second quarter. Revenue passenger miles (RPMs) increased 11.8 percent for the full US Airways system, while mainline RPMs increased 8.7 percent. The second quarter system load factor of 77.4 percent was up 3.9 percentage points year-over-year, and was the highest for any quarter in the company's history. The mainline passenger load factor was up 3.5 percentage points to 78.9 percent, which also was the highest quarterly mainline load factor in company history. For the quarter, US Airways Group Inc.'s system carried 14.9 million passengers, an increase of 7.8 percent, while mainline operations carried 11.1 million passengers, a 2.0 percent increase compared to the same period of 2003.
The second quarter 2004 yield for mainline operations of 12.87 cents was down 1.8 percent from the same period in 2003, while system yield was down
1.3 percent to 14.66 cents.

     "Low cost carriers now price over 70 percent of our domestic revenue. We have taken a number of aggressive steps to meet the new low-fare realities of the marketplace, including the introduction of permanent and simple GoFares in May. These lower fares in Philadelphia and Washington are doing exceptionally well in terms of bookings, driving strong load factor improvements," said B. Ben Baldanza, US Airways senior vice president of marketing and planning. "While GoFares are bringing in additional passengers, lower fares translate to lower revenue, and yields remain under intense pressure. Our existing cost structure will not allow for sustained profitability, given the competitive environment now dominated by low fares."

     The mainline cost per available seat mile (CASM), excluding fuel and unusual items, of 9.40 cents for the quarter, was a 12.6 percent improvement over the same period in 2003 (for a reconciliation of unit costs, see Note 3 to the Selected Airline Operating and Financial Statistics). This year-over-year performance is favorably impacted by non-cash stock compensation expense for stock granted to US Airways' organized labor groups upon emergence from bankruptcy, which declined by $84 million.
 Absent the stock charges in both years, mainline CASM excluding fuel and unusual items would have declined 7.0 percent.

     The cost of aviation fuel per gallon, including taxes, for the second quarter 2004 was 106.87 cents (101.39 cents excluding taxes), up 25.9 percent from the same period in 2003. Fuel hedging benefits, which partially mitigated the dramatic increase in fuel price, improved results by $19 million, or 7.1 cents per gallon. US Airways' fuel position is 32.5 percent hedged for the second half of 2004 at an equivalent crude value of less than $26 per barrel and 5 percent hedged for 2005 at a crude value of $30 per barrel.

     US Airways Group ended the quarter with total restricted and unrestricted cash, cash equivalents and short-term investments of approximately $1.73 billion, including $975 million in unrestricted cash, cash equivalents and short-term investments. US Airways began the quarter with an unrestricted cash balance of $978 million, so the company's available cash balance remained steady during the second quarter.

     The company has reached agreements with its primary sources of regional jet financing to continue financing aircraft deliveries through Sept. 30, 2004. The agreements require the company to achieve its Transformation Plan in order to continue to take delivery of new regional jets.

     "Despite posting a slight profit this quarter, our year-to-date loss of $143 million is unsustainable and the competitive environment continues to intensify. We remain under pressure to cut our costs considerably if we hope to maintain relationships with key financial stakeholders and remain viable in 2005," said David M. Davis, US Airways executive vice president of finance and chief financial officer.

Other notable activities:

  - Continued to roll out more low GoFares. US Airways now has GoFares in 46 markets combined from Philadelphia and Washington's Reagan National and Dulles airports, and more GoFares are expected to be announced soon.
  -  Increased regional jet flying.  Affiliate regional jet ASMs increased
25.4 percent in the second quarter 2004 compared to the same period in 2003. MidAtlantic Airways and PSA regional jet operations represented 21 percent of total regional jet ASMs in the quarter (versus 0% last year), pushing US Airways' total regional jet ASM growth to 58.8 percent year-over-year.
  - Joined the Star Alliance in May 2004, providing business and leisure customers incomparable access to 15 airlines through the world's most extensive network. The Star Alliance network, with US Airways, provides service to more than 750 airports in over 130 different countries.
  - Neared completion on Philadelphia International Airport baggage handling improvement project, including redesign of the baggage system for terminals B & C and international baggage recheck. Completion of the full project is expected by the end of the summer.
  - Demonstrated outstanding reliability results. During the quarter, US Airways completed 99.2 percent of all scheduled mainline flights and finished first in on-time arrivals amongst the network carriers for April through May. Also ranked first amongst network carriers in on-time arrivals for the first five months of the year.
  - Introduced gate boarding pass scanners for expedited boarding and passenger convenience. Scanners will be available at 18 airports in the U.S. US Airways anticipates adding more than 100 self-service kiosks by the end of the year for easier check-in.
  - Expanded international reach by adding new Caribbean service, increasing available seats miles by approximately 40 percent compared to the second quarter 2003. In the quarter, US Airways added new nonstop service from New York (LaGuardia) to Aruba and St. Thomas; and to Bermuda from Baltimore Washington International (BWI) and Orlando. US Airways also filed an application with the U.S. Department of Transportation to codeshare with BahamasAir between the U.S. and the Bahamas, as well as on intra-Bahamian flights.
  - Entered into a wide-ranging cargo agreement with Lufthansa in July 2004, through which Lufthansa will assume cargo capacity marketing and freight handling for US Airways' flights from Europe to the U.S. As part of the agreement, the carriers will combine operations at all European locations and in Charlotte, Philadelphia, and Pittsburgh, further enhancing the carriers' synergies and cost efficiencies at those locations.

     A conference call will be held today with analysts from the investment community at 11 a.m., Eastern time. The media and other interested parties are invited to listen via a special Webcast on US Airways' Web site at http://investor.usairways.com/medialist.cfm.

     Participants must log on at least five minutes prior to the call to register. An archive of the conference call also will be available on US Airways' Web site usairways.com for one year from completion of the call. A telephone replay of the call will be available through 11 a.m., Eastern time, July 30, 2004, by calling 973-341-3080, PIN 4969247.

     The Webcast must be accessed using Real Player or Media Player, which can be installed through the company's Web site by following the instructions shown on the Investor Presentations page (URL listed above). The download is free and should take approximately 10 minutes.

     Members of the media needing additional information should contact US Airways Corporate Affairs at 703-872-5100. Analysts should contact US Airways Investor Relations at 703-872-7923.

Certain of the statements contained herein should be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which reflect the current views of US Airways Group, Inc. (US Airways Group or the company) with respect to current events and financial performance. You can identify these statements by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should," and "continue" or similar words. These forward-looking statements may also use different phrases. Such forward-looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to operate pursuant to the terms of its financing facilities (particularly the financial covenants); the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the ability of the company to fund and execute its business plan; the ability of the company to implement its transformation plan absent a judicial restructuring; the ability of the company to attract, motivate and/or retain key executives and associates; the ability of the company to attract and retain customers; the ability of the company to maintain satisfactory labor relations; demand for transportation in the markets in which the company operates; economic conditions; labor costs; financing availability and costs; aviation fuel costs; security-related and insurance costs; competitive pressures on pricing (particularly from lower-cost competitors) and on demand (particularly from low-cost carriers and multi-carrier alliances); weather conditions; government legislation and regulation; impact of the Iraqi war and the Iraqi occupation; other acts of war or terrorism; ongoing market acceptance of the company's new Class A Common Stock; and other risks and uncertainties listed from time to time in the company's reports to the SEC. There may be other factors not identified above of which the company is not currently aware that may affect matters discussed in the forward-looking statements, and may also cause actual results to differ materially from those discussed. The company assumes no obligation to update such estimates to reflect actual results, changes in assumptions or changes in other factors affecting such estimates other than as required by law.


-30-


NUMBER:     4771




                         US Airways Group, Inc.            NEWS RELEASE
                  CONSOLIDATED STATEMENTS OF OPERATIONS

                            (unaudited)
           (dollars in millions, except per share amounts)



                                         Successor Company (1)
                            ------------------------------------------
                               Three Months Ended     Six Months Ended
                            ----------------------
                                June 30,    June 30,     June 30,
                                  2004      2003 (2)       2004
                            ------------ --------- -------------------
Operating Revenues
 Passenger transportation (3)    $ 1,761     $ 1,597     $ 3,274
 Cargo and freight                    34          35          68
 Other                               162         145         316
                                  ------      ------      ------
   Total Operating Revenues        1,957       1,777       3,658

Operating Expenses
 Personnel costs                     627         722       1,268
 Aviation fuel                       263         203         495
 US Airways Express capacity
   purchases                         205         155         392
 Aircraft rent                       112         111         221
 Other rent and landing fees         105         103         208
 Selling expenses                    104         105         208
 Aircraft maintenance                 89         118         178
 Depreciation and amortization        61          57         112
 Special items                        --          34          --
 Government compensation              --        (214)         --
 Other                               308         316         635
                                   ------      ------      ------
   Total Operating Expenses        1,874       1,710       3,717
                                   ------      ------      ------
   Operating Income (Loss)            83          67         (59)

Other Income (Expense)
 Interest income                       3           5           7
 Interest expense, net               (57)        (56)       (116)
 Reorganization items, net            --          --          --
 Other, net                            5          10          25
                                   ------      ------      ------
   Other Income (Expense), Net       (49)        (41)        (84)
                                   ------      ------      ------

Income (Loss) Before Income Taxes     34          26        (143)

   Provision for Income Taxes         --          13          --
                                   ------      ------      ------
Net Income (Loss)                $    34    $     13     $  (143)
                                   ======      ======      ======

Earnings (Loss) per Common Share (4)
 Basic                           $  0.62      $ 0.25     $ (2.63)
 Diluted                         $  0.59      $ 0.25     $ (2.63)

Shares Used for Computation (000)
 Basic                            54,694      53,650      54,333
 Diluted                          57,198      53,650      54,333




                                      Predecessor Company (1)
                                   --------------------------
                                       Three Months Ended
                                          March 31, 2003
                                   --------------------------
Operating Revenues
 Passenger transportation (3)              $    1,358
 Cargo and freight                                 35
 Other                                            141
                                               ------
   Total Operating Revenues                     1,534

Operating Expenses
 Personnel costs                                  622
 Aviation fuel                                    213
 US Airways Express capacity purchases            130
 Aircraft rent                                    109
 Other rent and landing fees                      106
 Selling expenses                                  91
 Aircraft maintenance                              88
 Depreciation and amortization                     67
 Special items                                     --
 Government compensation                           --
 Other                                            315
                                               ------
   Total Operating Expenses                     1,741
                                               ------
   Operating Income (Loss)                       (207)

Other Income (Expense)
 Interest income                                    1
 Interest expense, net                            (73)
 Reorganization items, net                      1,917
 Other, net                                        (3)
                                               ------
   Other Income (Expense), Net                  1,842
                                               ------
Income (Loss) Before Income Taxes               1,635

   Provision for Income Taxes                      --
                                               ------
Net Income (Loss)                          $    1,635
                                               ======

Earnings (Loss) per Common Share (4)
 Basic                                     $    24.02
 Diluted                                   $    24.02


Shares Used for Computation (000)
 Basic                                         68,076
 Diluted                                       68,076



(1) Successor Company refers to US Airways Group, Inc. (US Airways Group or the Company) on and after March 31, 2003, after giving effect to the cancellation of the then existing common stock and the issuance of new securities in accordance with its plan of reorganization, and application of fresh-start reporting. Predecessor Company refers to US Airways Group prior to March 31, 2003. As a result of the application of fresh-start reporting, the Successor Company's financial statements are not comparable with the Predecessor Company's financial statements.

(2) Certain prior year amounts have been reclassified to conform with the 2004 presentation. Among these, revenues related to capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines were reclassified from "Other" to "Passenger transportation" and "Cargo and freight," as applicable. In addition, expenses related to these agreements, which were previously included in "Other," are presented separately in "US Airways Express capacity purchases."

(3) Includes revenues related to capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines. See also (2) above.

(4) Earnings (Loss) per Common Share amounts may not recalculate due to rounding.

(5) Pursuant to SEC Regulation G, the table below shows a reconciliation of Income (Loss) Before Income Taxes, Excluding Unusual Items, a non-GAAP financial measure, to Net Income (Loss) reported on a GAAP basis. This non-GAAP financial measure provides management the ability to measure and monitor US Airways Group's financial performance excluding unusual items which is more indicative of the Company's ongoing operating performance and is more comparable to financial measures reported by other major network airlines.

                                     Successor Company
                          ---------------------------------------
                            Three Months Ended   Six Months Ended
                          ----------------------
                            June 30,   June 30,      June 30,
                              2004       2003          2004
                          ------------ --------- ----------------
                                     (dollars in millions)

Income (Loss) Before Income Taxes,
 Excluding Unusual Items    $   34    $   (154)        $ (143)

Unusual Items
  Aircraft order
  cancellation penalty (a)      --         (35)            --
  Government compensation (b)   --         214             --
  Reorganization items, net (c) --          --             --
  Other                         --           1             --
                             -----      ------          -----
    Total Unusual Items         --         180             --

Provision for Income
  Taxes                         --          13             --
                             -----      ------          -----
Net Income (Loss)           $   34     $    13         $ (143)
                             =====      ======          =====

                                       Predecessor Company
                                       ------------------
                                       Three Months Ended
                                         March 31, 2003
                                       ------------------
                                      (dollars in millions)

Income (Loss) Before Income Taxes,
  Excluding Unusual Items                       $  (282)

Unusual Items
  Aircraft order cancellation penalty (a)            --
  Government compensation (b)                        --
  Reorganization items, net (c)                   1,917
  Other                                              --
                                                  -----
    Total Unusual Items                           1,917

Provision for Income Taxes                           --
                                                  -----
Net Income (Loss)                               $ 1,635
                                                  =====


(a) During the second quarter of 2003, US Airways, Inc. recorded a $35 million charge in connection with its intention to not take delivery of certain aircraft scheduled for future delivery.
(b) During the second quarter of 2003, US Airways Group received proceeds of $214 million, net of amounts due to affiliates, from the Transportation Security Administration under the 2003 Emergency Wartime Supplemental Appropriations Act as reimbursement for certain security fees.
(c) During the first quarter of 2003, US Airways Group recognized $1.92 billion in Other Income (Expense) incurred as a direct result of its Chapter 11 filing. This income includes, among other things, a $3.94 billion gain on discharge of liabilities, a $967 million gain on restructured aircraft financings and a $387 million net gain on the termination of certain pension plans partially offset by $1.11 billion of adjustments related to the revaluation of assets and liabilities in connection with fresh start accounting, $2.17 billion in damage and deficiency claims and $51 million in professional fees.




                             US Airways, Inc.                 NEWS RELEASE

        (A Wholly Owned Subsidiary of US Airways Group, Inc.)
                       STATEMENTS OF OPERATIONS

                             (unaudited)
                            (in millions)



                                         Successor Company (1)
                            ------------------------------------------
                               Three Months Ended     Six Months Ended
                            ----------------------
                                June 30,    June 30,     June 30,
                                  2004      2003 (2)       2004
                            ------------ --------- -------------------
Operating Revenues
 Passenger transportation (3)    $ 1,761     $ 1,597     $ 3,274
 Cargo and freight                    34          35          68
 Other                               152         128         289
                                  ------      ------      ------
   Total Operating Revenues        1,947       1,760       3,631

Operating Expenses
 Personnel costs                     564         663       1,141
 Aviation fuel                       243         188         458
 US Airways Express capacity
   purchases                         340         278         653
 Aircraft rent                       102         102         202
 Other rent and landing fees          99          95         198
 Selling expenses                     96          96         192
 Aircraft maintenance                 75          96         147
 Depreciation and amortization        50          52          98
 Special items                        --          34          --
 Government compensation              --        (212)         --
 Other                               293         300         604
                                   ------      ------      ------
   Total Operating Expenses        1,862       1,692       3,693
                                   ------      ------      ------
   Operating Income (Loss)            85          68         (62)

Other Income (Expense)
 Interest income                       3           5           7
 Interest expense, net               (56)        (54)       (112)
 Reorganization items, net            --          --          --
 Other, net                            3          10          21
                                   ------      ------      ------
   Other Income (Expense), Net       (50)        (39)        (84)
                                   ------      ------      ------

Income (Loss) Before Income Taxes     35          29        (146)

   Provision for Income Taxes         --          13          --
                                   ------      ------      ------
Net Income (Loss)                $    35     $    16     $  (146)
                                   ======      ======      ======

                                      Predecessor Company (1)
                                   --------------------------
                                       Three Months Ended
                                         March 31, 2003
                                   --------------------------
Operating Revenues
 Passenger transportation (3)              $    1,358
 Cargo and freight                                 35
 Other                                            119
                                               ------
   Total Operating Revenues                     1,512

Operating Expenses
 Personnel costs                                  562
 Aviation fuel                                    197
 US Airways Express capacity purchases            251
 Aircraft rent                                    101
 Other rent and landing fees                       99
 Selling expenses                                  83
 Aircraft maintenance                              70
 Depreciation and amortization                     63
 Special items                                     --
 Government compensation                           --
 Other                                            288
                                               ------
   Total Operating Expenses                     1,714
                                               ------
   Operating Income (Loss)                       (202)
Other Income (Expense)
 Interest income                                    2
 Interest expense, net                            (73)
 Reorganization items, net                      1,888
 Other, net                                        (2)
                                               ------
   Other Income (Expense), Net                  1,815
                                               ------
Income (Loss) Before Income Taxes               1,613

   Provision for Income Taxes                      --
                                               ------
Net Income (Loss)                          $    1,613
                                               ======

(1) Successor Company refers to US Airways, Inc. on and after March 31, 2003, after giving effect to fresh-start reporting. Predecessor Company refers to US Airways, Inc. prior to March 31, 2003. As a result of the application of fresh-start reporting, the Successor Company's financial statements are not comparable with the Predecessor Company's financial statements.

(2) Certain prior year amounts have been reclassified to conform with the 2004 presentation. Among these, revenues related to capacity purchase agreements with Allegheny Airlines, Piedmont Airlines, PSA Airlines,
Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines were reclassified from the former classification "US Airways Express transportation revenues" to "Passenger transportation," "Cargo and freight" and "Other," as applicable.

(3) Includes revenues related to capacity purchase agreements with Allegheny Airlines, Piedmont Airlines, PSA Airlines, Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines. See also (2) above.

                              US Airways, Inc.              NEWS RELEASE
                 (A Wholly-Owned Subsidiary of US Airways Group, Inc.)
              SELECTED AIRLINE OPERATING AND FINANCIAL STATISTICS (1)

                               (unaudited)


                                   Three Months Ended June 30,
                                -------------------------------
                                                           %
                                    2004       2003     Change
                                  -------    -------   --------
Revenue passenger miles (millions)*
  System                          12,015     10,750       11.8
  Mainline                        10,669      9,811        8.7
Available seat miles (millions)*
  System                          15,529     14,621        6.2
  Mainline                        13,519     13,005        4.0
Total available seat miles (millions)
  System                          15,529     14,667        5.9
  Mainline                        13,519     13,050        3.6
Passenger load factor*
  System                            77.4%      73.5%       3.9 pts.
  Mainline                          78.9%      75.4%       3.5 pts.
Yield*
  System                           14.66c     14.86c      (1.3)
  Mainline                         12.87c     13.10c      (1.8)
Passenger revenue per available
 seat mile*
  System                           11.34c     10.93c       3.8
  Mainline (3)                     10.16c      9.88c       2.8
Revenue passengers (thousands)*
  System                          14,883     13,800        7.8
  Mainline                        11,070     10,855        2.0
Mainline revenue per available
  seat mile* (3)                   11.52c     11.08c       4.0
Mainline cost per available seat
  mile ("Mainline CASM")*(3)       11.18c     10.83c       3.2
Mainline CASM excluding unusual
  items* (3)                       11.18c     12.20c      (8.4)
Mainline CASM excluding aviation
  fuel and unusual items* (3)       9.40c     10.75c     (12.6)
Average stage length (miles)*        805        754        6.8
Cost of aviation fuel per gallon  106.87c     84.87c      25.9
Cost of aviation fuel per gallon
 (excluding fuel taxes)           101.39c     79.71c      27.2
Gallons of aviation fuel consumed
 (millions)                          225        222        1.4
Scheduled mileage completion
 factor*                            99.6%      99.8%      (0.2) pts.
Number of aircraft in operating
 fleet at period-end                 283        279        1.4
Full-time equivalent employees at
 period-end                       26,880     26,587        1.1




                                   Six Months Ended June 30,
                                -------------------------------
                                                          %
                                    2004     2003(2)     Change
                                  -------    -------   --------
Revenue passenger miles (millions)*
  System                          22,094     19,705       12.1
  Mainline                        19,788     18,044        9.7
Available seat miles(millions)*
  System                          30,298     28,195        7.5
  Mainline                        26,507     25,171        5.3
Total available seat miles (millions)
  System                          30,300     28,277        7.2
  Mainline                        26,509     25,253        5.0
Passenger load factor*
  System                            72.9%      69.9%       3.0 pts.
  Mainline                          74.7%      71.7%       3.0 pts.
Yield*
  System                           14.82c     15.00c      (1.2)
  Mainline                         13.05c     13.31c      (2.0)
Passenger revenue per available
 seat mile*
  System                           10.81c     10.48c       3.1
  Mainline (3)                      9.75c      9.54c       2.2
Revenue passengers (thousands)*
  System                          27,583     25,596        7.8
  Mainline                        20,922     20,282        3.2
Mainline revenue per available
  seat mile* (3)                   11.08c     10.76c       3.0
Mainline cost per available seat
  mile ("Mainline CASM")*(3)       11.41c     11.39c       0.2
Mainline CASM excluding unusual
  items* (3)                       11.41c     12.09c      (5.6)
Mainline CASM excluding aviation
  fuel and unusual items* (3)       9.69c     10.57c      (8.3)
Average stage length (miles)*        789        743        6.2
Cost of aviation fuel per gallon  103.22c     89.61c      15.2
Cost of aviation fuel per gallon
 (excluding fuel taxes)            97.69c     84.28c      15.9
Gallons of aviation fuel consumed
 (millions)                          441        430        2.6
Scheduled mileage completion
 factor*                            99.5%      99.0%       0.5 pts.
Number of aircraft in operating
 fleet at period-end                 283        279        1.4
Full-time equivalent employees at
 period-end                       26,880     26,587        1.1

* Scheduled service only (excludes charter service).
c cents

(1) All statistics include US Airways' "Mainline" operations only unless noted otherwise. System statistics encompass all wholly owned airline subsidiaries of US Airways Group, including US Airways, Allegheny Airlines, Piedmont Airlines and PSA Airlines as well as operating and financial results from capacity purchase agreements with Mesa Airlines, Chautauqua Airlines, Trans States Airlines and Midway Airlines.

(2) Statistics for the six months ended June 30, 2003 include amounts from both the Successor Company and the Predecessor Company.


(3) Pursuant to SEC Regulation G, US Airways, Inc. is providing disclosure of the reconciliation of reported non-GAAP financial measures to their comparable financial measures reported on a GAAP basis. The non-GAAP financial measures provide management the ability to measure and monitor US Airways, Inc.'s financial performance at the mainline level both with and without the cost of aviation fuel as both the cost and availability of aviation fuel are subject to many economic and political factors beyond
    US Airways, Inc.'s control and mainline measures are more comparable to financial measures reported to the Department of Transportation by other major network airlines.


                            --------------------------------------------
                            Three Months Ended        Six Months Ended
                          ---------------------- -----------------------
                             June 30,    June 30,    June 30,   June 30,
                               2004        2003        2004       2003
                          ------------ --------- -----------------------
                            (in millions, except per seat mile amounts)

Passenger transportation revenue reconciliation:
   GAAP passenger transportation
     revenue                   $ 1,761    $ 1,597    $ 3,274   $  2,955
   Less: US Airways Express
     and MidAtlantic
     transportation revenue       (388)      (311)      (691)      (553)
                               --------     --------   ------   -------
   Mainline passenger
     transportation revenue    $ 1,373    $ 1,286    $ 2,583   $  2,402

Operating revenue reconciliation:
   GAAP operating revenues     $ 1,947    $  1,760   $ 3,631   $  3,272
   Less: US Airways Express and
     MidAtlantic operating
     revenues                     (389)       (314)     (694)      (556)
                             ---------    --------    -------    --------
   Mainline operating revenues $ 1,558    $  1,446   $ 2,937   $  2,716


Operating expenses reconciliation:
   GAAP operating expenses     $ 1,862    $  1,692   $ 3,693   $  3,405
   Less: US Airways Express
     capacity purchases           (340)       (278)     (653)      (529)
   Less: MidAtlantic Airways
     operating expenses            (11)         --       (15)        --
                             ---------    --------    -------    --------
   Mainline operating expenses $ 1,511    $  1,414   $ 3,025   $  2,876

Cost per available seat mile reconciliations: (a)
   Cost per available seat mile excluding
     US Airways Express capacity purchases
       ("Mainline CASM")         11.18 c     10.83 c   11.41 c    11.39 c
   Unusual items (b)                --        1.37        --       0.70
                                -------      ------    ------     ------
   Mainline CASM excluding unusual
     items                       11.18 c     12.20 c   11.41 c    12.09 c
   Aviation fuel - mainline      (1.78)      (1.45)    (1.72)     (1.52)
                                -------      ------    ------     ------
   Mainline CASM excluding aviation
     fuel and unusual items       9.40 c     10.75 c    9.69 c    10.57 c

(a) Amounts may not recalculate due to rounding.

(b) Unusual items include $212 million of government compensation, $35 million charge related to an intention not to take delivery of certain aircraft scheduled for future delivery and a $1 million reduction to severance pay accruals for the three and six months ended June 30, 2003.